Report of Independent
Registered Public Accounting Firm


To the Shareholders
and
Board of Directors
of
Federated Stock and
Bond Fund Inc

In planning and
performing our
audit of the
financial statements
of Federated Stock
and Bond
Fund Inc as of
and for the year
ended November
30 2006 in accordance
with the standards of
the Public Company
Accounting Oversight
Board United States we
considered its internal
control over financial
reporting including
control activities
for safeguarding
securities as a basis
for designing our
auditing procedures
 for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
NSAR but not for the
purpose of
expressing an opinion
on the effectiveness of
Federated Stock and Bond
Fund Incs internal
control over financial
reporting Accordingly
we express no such opinion

The management of Federated
Stock and Bond Fund Inc is
responsible for establishing
and
maintaining effective
internal control over
financial reporting In
fulfilling this responsibility
estimates and judgments
by management are required
to assess the expected
benefits and related
costs of controls A companys
internal control over
financial reporting is a
process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of
financial statements
for
external purposes in
accordance
with US generally accepted
accounting
principles Such internal
control includes policies
and procedures that provide
reasonable
assurance regarding
prevention
or timely detection of
unauthorized acquisition
use or disposition
of a companys assets that
could
have a material effect on
the financial statements

Because of its inherent
limitations internal
control over financial
reporting may not prevent
 or
detect misstatements
Also projections of any
evaluation of effectiveness
 to future periods are
subject to the risk that
controls may become
inadequate
because of changes in
conditions or that
the degree of compliance
with the policies or
 procedures may deteriorate

A control deficiency
exists when the design
or operation of a control
does not allow management
or employees in the
normal course of
performing their
assigned functions
to prevent or detect
misstatements on a
timely basis A
significant deficiency
is a control deficiency
or combination
of control deficiencies
that adversely affects
the companys ability to
initiate authorize record
process or report external
financial data reliably in
accordance with US
generally accepted
accounting principles
such
that there is more than
a remote likelihood that
 a misstatement of the
companys annual or
interim financial
statements that is more
than inconsequential
 will not be
prevented or detected
A material weakness is
a significant deficiency
or combination of
significant deficiencies
that results in more than
a remote likelihood that a
material misstatement
of the annual or interim
financial statements will
 not be prevented or
detected

Our consideration of
Federated Stock and
Bond Fund Incs internal
control over financial
reporting was for the
limited purpose described
in the first paragraph and
would not necessarily
disclose all deficiencies
in internal control that
 might be significant
deficiencies or material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board
United States However we
noted no deficiencies
in Federated Stock and
 Bond Fund Incs
internal control over
financial reporting
and its operation
including controls for
safeguarding
securities that we
consider to be a material
weakness as defined above
as of November 30 2006

This report is intended
 solely for the information
and use of management
and the Board of
Trustees of Federated
Stock and Bond Fund Inc
and the Securities and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified parties



Boston Massachusetts
January 16 2007